Exhibit 99
Digi International Reports 19.8% Increase in Revenue for
Fiscal 2007 Over Fiscal 2006
(Minneapolis, MN, November 1, 2007) - Digi International® Inc. (NASDAQ: DGII) reported revenue of $173.3 million for the fiscal year ended September 30, 2007 compared to $144.7 million for the fiscal year ended September 30, 2006, an increase of $28.6 million, or 19.8%. Other financial highlights for the quarter and the fiscal year include:
•	Digi’s net sales of $45.1 million in the fourth quarter of fiscal 2007 is the highest net sales achieved in the past thirty-one quarters, and represents a 9.8% increase over the net sales for the fourth quarter of fiscal 2006.

•	Digi has reported net income for nineteen consecutive quarters.

•	Operating income for fiscal 2007 increased by 53.7% over fiscal 2006.

•	Net income for fiscal 2007 was $19.8 million, or 11.4% of net sales. Net income for the fourth quarter of fiscal 2007 was 84.9% higher than the fourth quarter of fiscal 2006, including the impact of discrete income tax benefits in both periods.

•	Digi met its annual revenue and earnings per share guidance, generated strong cash from operations, and continued to maintain a healthy balance sheet in fiscal 2007.
Revenue from embedded products in the fourth quarter of 2007 was $20.6 million, an increase of $3.3 million, or 19.4%, compared to the fourth quarter of fiscal 2006. Revenue from non-embedded products was $24.5 million in the fourth quarter of fiscal 2007, an increase of $0.7 million, or 2.9%, compared to the fourth quarter of fiscal 2006. MaxStream-branded product revenue was $5.6 million for the fourth quarter of fiscal 2007 compared to $3.2 million for the fourth quarter of fiscal 2006, which includes revenue from the date of acquisition of July 27, 2006.
Digi reported net income of $5.6 million for the fourth quarter of fiscal 2007, or $0.21 per diluted share, compared with $3.0 million in the fourth quarter of fiscal 2006, or $0.12 per diluted share. Reversals of tax reserves associated with the settlements of foreign tax audits and other discrete tax benefits increased earnings per diluted share by $0.03 and $0.04 in the fourth quarter of fiscal 2007 and 2006, respectively. In-process research and development and other acquisition-related expenses associated with MaxStream reduced earnings per diluted share by $0.08 in the fourth quarter of fiscal 2006. Earnings per diluted share were $0.18 and $0.16 for the fourth quarter of fiscal 2007 and 2006, respectively, excluding the aforementioned items.
Gross profit margin in the fourth quarter of fiscal 2007 was 52.8% compared with 52.4% during the same quarter of fiscal 2006. Gross profit margin includes the amortization of identifiable intangibles for purchased and core technology, shown separately on our Condensed Consolidated Statements of Operations.

Digi International Reports Fourth Quarter and Fiscal 2007 Results

Total operating expenses were $17.6 million, or 39.1% of net sales, in the fourth quarter of fiscal 2007 compared to $18.1 million, or 44.2% of net sales, in the fourth quarter of 2006. Operating expenses for fiscal 2006 include a charge of $2.0 million for in-process research and development associated with the acquisition of MaxStream.
For the fiscal years ended September 30, 2007 and 2006, operating income was $20.3 million and $13.2 million, respectively, or an increase of 53.7%.
Digi reported net income of $19.8 million in fiscal 2007, or $0.76 per diluted share, compared with $11.1 million, or $0.46 per diluted share, for fiscal 2006. Digi recorded benefits associated with reversals of tax reserves and other discrete tax benefits that increased earnings per diluted share by $0.17 and $0.04 for fiscal 2007 and 2006, respectively. Acquired in-process research and development charges and other acquisition-related expenses reduced earnings per diluted share by $0.09 in fiscal 2006. Earnings per diluted share were $0.59 and $0.51 for fiscal 2007 and 2006, respectively, excluding the aforementioned items.
Digi’s cash and cash equivalents and marketable securities balance, including long-term marketable securities, was $87.6 million at September 30, 2007, an increase of $28.7 million over the cash and cash equivalents and marketable securities balance at the end of fiscal 2006. At September 30, 2007, Digi’s current ratio is 6.4 to 1, and the Company has no debt other than capital lease obligations.
“Fiscal 2007 was a very strong year for Digi,” said Joe Dunsmore, Digi’s Chief Executive Officer. “Our revenue growth of almost 20% and the 53.7% year over year improvement in our operating income demonstrates a very strong positive momentum for our business. As we move into fiscal 2008, we expect our drop-in networking products will provide the impetus to continue that momentum.”
Fiscal 2007 Business Highlights:
•	Digi united wireless technologies to pioneer “Drop-In Networking,” with the introduction of the ConnectPort X product family, a line of IP gateways that provide seamless connectivity of Zigbee®, Wi-Fi®, cellular, and Ethernet traffic to centralized applications and databases. Drop-In Networking solutions provide end-to-end wireless connectivity to commercial grade electronic devices in locations where wires don’t exist or satisfy customer needs.

•	Digi strengthened its leadership position in easy-to-use Zigbee® technology with the expansion of the MaxStream XBee brand to include an embedded product with full mesh networking capabilities.

•	Digi launched a Stand-Alone Wireless Modem product line, based on acquired MaxStream® technology, which provides simple, low-cost serial and Ethernet cable replacement.

•	Digi extended its family of cellular routers with support of the latest 3G technologies, including HSDPA for GSM-based carrier networks and EVDO Rev A for CDMA-based carrier networks. These latest generation routers are certified on the three largest

Digi International Reports Fourth Quarter and Fiscal 2007 Results

carrier networks in the U.S., which include AT&T, Sprint, and Verizon, as well as numerous international networks.

•	Digi moved the Rabbit brand strongly into the embedded wireless market with two new wireless RabbitCore® modules and a new Rabbit Wireless Control Application Kit. The modules, one with integrated Wi-Fi® and the other with integrated Zigbee®, are the latest addition to the popular family of pin-compatible RabbitCore modules.

•	Digi increased its access to embedded markets by rolling out a new approach to ARM embedded development. Digi JumpStart Kits™ are sub $500 development kits that get design engineers started in developing complex NetOS, Linux, and WinCE based embedded products within 30 minutes.

•	Digi expanded its strong embedded development relationship with Microsoft with two industry firsts. The Digi Connect ME Jumpstart Kit for Microsoft.NET Micro Framework was the industry’s first Ethernet networking solution for .NET Micro Framework. Digi was also the first company to offer a Windows® Embedded CE 6.0 board support package (BSP) for ARM processors and wireless networking. As a Microsoft Gold Certified Partner, Digi is one of the Microsoft Business Partners who receives the highest level of customer endorsement.
2008 Guidance
For fiscal year 2008, Digi projects revenue to be in the range of $197 million to $207 million, or an increase over fiscal year 2007 revenue of 14% to 19%. Digi projects earnings per diluted share to be in a range of $0.69 to $0.87. Projected fiscal 2008 earnings per diluted share of $0.69 to $0.87 represents a 17% to 47% increase over fiscal 2007 earnings per diluted share, excluding the discrete tax benefits of $0.17 recorded in fiscal 2007.
Fourth Quarter and Year-End 2007 Conference Call Details
Digi invites all those interested in hearing management’s discussion of its fourth quarter and year end earnings results on Thursday, November 1, 2007 at 5:00 p.m. EDT (4:00 p.m. CT), to join the call by dialing (800) 952-4645. International participants may access the call by dialing (212) 231-2901. A replay will be available two hours after the completion of the call, and for one week following the call, by dialing (800) 633-8284 for domestic participants or (402) 977-9140 for international participants and entering access code 21351615 when prompted. Participants may also access a live webcast of the conference call through the investor relations section of Digi’s website, www.digi.com.
About Digi International
Digi International, based in Minneapolis, is the leader in device networking for business. Digi develops reliable products and technologies that enable companies to connect and securely manage local or remote electronic devices over the network or via the web.
Forward-looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “target,” “estimate,” “may,” “will,” “expect,” “plan,” “project,” “should,” or “continue” or the negative thereof or other variations thereon or similar terminology. Such statements are based on information available to

Digi International Reports Fourth Quarter and Fiscal 2007 Results

management as of the time of such statements and relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the highly competitive market in which the Company operates, rapid changes in technologies that may displace products sold by the Company, declining prices of networking products, the Company’s reliance on distributors, delays in the Company’s product development efforts, uncertainty in consumer acceptance of the Company’s products, and changes in the Company’s level of revenue or profitability. These and other risks, uncertainties and assumptions identified from time to time in the Company’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K for the year ended September 30, 2006 and its quarterly reports on Form 10-Q, could cause the Company’s future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date on which they are made. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Digi International Contact	Investors Contact
S. (Kris) Krishnan	Tom Caden / Erika Moran
(952) 912-3125	The Investor Relations Group
s_krishnan@digi.com	New York, NY 212-825-3210

Digi International Reports Fourth Quarter and Fiscal 2007 Results
Digi International Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Twelve months ended September 30,
	2007	2006	2007	2006
Net sales	$45,070	$41,047	$173,263	$144,663
Cost of sales (exclusive of amortization of purchased and core technology shown separately below)	20,119	18,196	77,376	62,322
Amortization of purchased and core technology	1,132	1,329	4,541	4,836

Gross profit	23,819	21,522	91,346	77,505

Operating expenses:
Sales and marketing	8,397	7,761	33,499	28,591
Research and development	6,097	5,634	24,176	20,861
General and administrative	2,451	2,147	10,694	10,692
Intangibles amortization	663	599	2,649	2,138
In-process research and development	—	2,000	—	2,000

Total operating expenses	17,608	18,141	71,018	64,282

Operating income	6,211	3,381	20,328	13,223
Other income, net	1,011	583	3,396	2,044

Income before income taxes	7,222	3,964	23,724	15,267
Income tax provision	1,646	949	3,951	4,154

Net income	$5,576	$3,015	$19,773	$11,113

Net income per common share, basic	$0.22	$0.12	$0.78	$0.48

Net income per common share, diluted	$0.21	$0.12	$0.76	$0.46

Weighted average common shares, basic	25,476	24,434	25,259	23,338

Weighted average common shares, diluted	26,385	25,276	26,121	24,080

Digi International Reports Fourth Quarter and Fiscal 2007 Results
Digi International Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2007	September 30, 2006
ASSETS

Current assets:
Cash and cash equivalents	$18,375	$15,674
Marketable securities	67,111	43,207
Accounts receivable, net	21,022	20,305
Inventories, net	26,130	21,911
Other	6,719	5,528

Total current assets	139,357	106,625

Marketable securities, long-term	2,081	—
Property, equipment and improvements, net	19,987	19,488
Identifiable intangible assets, net	24,214	31,341
Goodwill	67,085	65,841
Other	1,584	2,026

Total assets	$254,308	$225,321

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Capital lease obligations, current portion	$379	$381
Accounts payable	6,554	6,748
Accrued compensation	7,080	5,851
Accrued expenses	4,727	5,592
Income taxes payable	3,156	4,712

Total current liabilities	21,896	23,284

Capital lease obligations, net of current portion	358	725
Net deferred tax liabilities	9,149	7,482

Total liabilities	31,403	31,491

Total stockholders’ equity	222,905	193,830

Total liabilities and stockholders’ equity	$254,308	$225,321

Digi International Reports Fourth Quarter and Fiscal 2007 Results
Digi International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended	Twelve months ended
	September 30, 2007	September 30, 2007
Operating activities:
Net income	$5,576	$19,773
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, equipment and improvements	575	2,453
Amortization of identifiable intangible assets and other assets	1,943	7,712
Bad debt and product return recoveries	101	(93)
Provision for inventory obsolescence	152	369
Gain on sale of property, equipment and improvements	(422)	(427)
Excess tax benefits from stock-based compensation	(306)	(621)
Stock-based compensation	767	3,025
Deferred income taxes	1,497	(115)
Changes in operating assets and liabilities:
Accounts receivable	967	(142)
Inventories	(905)	(4,448)
Other assets	(584)	125
Accounts payable	(1,426)	(508)
Accrued expenses	1,367	(454)
Income taxes payable	(1,598)	(270)

Net cash provided by operating activities	7,704	26,379

Investing activities:
Purchase of held-to-maturity marketable securities	(36,149)	(92,742)
Proceeds from maturities of held-to-maturity marketable securities	10,855	66,757
Contingent purchase price payments related to business acquisitions	—	(781)
Proceeds from the sale of property, equipment, improvements	933	950
Purchase of property, equipment, improvements and certain other intangible assets	(570)	(2,899)

Net cash used in investing activities	(24,931)	(28,715)

Financing activities:
Payments on capital lease obligations and long-term debt	(82)	(369)
Excess tax benefits from stock-based compensation	306	621
Proceeds from stock option plan transactions	956	3,389
Proceeds from employee stock purchase plan transactions	216	1,170

Net cash provided by financing activities	1,396	4,811

Effect of exchange rate changes on cash and cash equivalents	138	226

Net (decrease) increase in cash and cash equivalents	(15,693)	2,701
Cash and cash equivalents, beginning of period	34,068	15,674

Cash and cash equivalents, end of period	$18,375	$18,375

Digi International Reports Fourth Quarter and Fiscal 2007 Results

This release contains a non-GAAP disclosure for earnings per diluted share for the three and twelve month periods ended September 30, 2007 and 2006, excluding the impact of acquisition-related expenses, the reversal of tax reserves, and other discrete tax benefits associated with the closure of tax audits and tax periods. Additional details related to these non-GAAP disclosures are provided in the Form 8-K that Digi filed with the Securities and Exchange Commission on the date of this earnings release.
The following table provides a reconciliation of the non-GAAP measures described above to the most directly comparable GAAP measure:
Reconciliation of Reported Earnings per Diluted Share to Earnings Per Diluted Share
Excluding Acquisition-Related Expenses, Reversal of Tax Reserves, and other Discrete Tax Benefits
(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$5,576	$3,015	$19,773	11,113

Impact of acquisition-related expenses, net of taxes (1)	—	2,099	—	2,095

Impact of reversal of tax reserves and other discrete tax benefits	(897)	(1,002)	(4,329)	(1,002)

Net income, excluding acquisition-related expenses, net of taxes, reversal of tax reserves, and other discrete tax benefits (1)	$4,679	$4,112	$15,444	$12,206

Net income per common share, diluted	$0.21	$0.12	$0.76	$0.46

Impact of acquisition-related expenses, net of taxes (1)	—	0.08	—	0.09

Impact of reversal of tax reserves and other discrete tax benefits	(0.03)	(0.04)	(0.17)	(0.04)

Net income per common share, diluted, excluding acquisition-related expenses, net of taxes, reversal of tax reserves, and other discrete tax benefits (1)	$0.18	$0.16	$0.59	$0.51

Weighted average shares, diluted	26,385	25,276	26,121	24,080

(1)	For purposes of this non-GAAP presentation, the net of tax amounts for acquisition-related expenses are calculated using the effective tax rates for the three and twelve months ended September 30, 2006, respectively.